UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2011

Associated Banc-Corp

(Exact name of registrant as specified in its chapter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin	54304
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code 920-491-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Overview

On December 21, 2011, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of Associated Banc-Corp (“Associated”) approved 2012 executive compensation, including the compensation of Philip B. Flynn, President and Chief Executive Officer of Associated, and the other Named Executive Officers (“NEOs”) of Associated as reflected in the Proxy Statement for the 2011 Annual Meeting of Shareholders. The Committee believes that the CEO and the management team have achieved a number of significant milestones in their execution of Associated’s Strategic Plan. By its approval of a performance-based incentive compensation structure, the Committee is encouraging and supporting management’s ongoing execution and implementation of the Strategic Plan.

Following its full repayment in September 2011 of the U.S. Treasury’s investment in Associated through the Troubled Asset Relief Program, Associated is no longer subject to the compensation limitations imposed by that program. Those limitations permitted participating institutions to grant only full value equity awards such as share salary and restricted stock and did not allow executives to participate in performance-based compensation programs such as annual incentives and long-term performance plans. The Committee now has greater flexibility to incorporate incentives in the executive compensation program, including granting equity awards in a manner that it believes will enhance the alignment of executive incentive compensation with long-term shareholder returns. Accordingly, effective January 1, 2012, share salary and time-based restricted stock awards will be replaced by grants of stock options and performance-based restricted stock in a transition toward a performance-based long-term incentive compensation program. In addition, executives will have an opportunity for annual cash incentive plan awards beginning in 2013, based on performance criteria that the Committee will establish in January 2012. Additionally, the Committee eliminated reimbursement programs for business use of automobiles and golf club memberships in accordance with good governance and compensation best practices. For 2012, under its limited perquisites program, Associated will make available annually to the NEOs an executive physical examination and financial planning services.

The Committee determined to target total compensation at the midpoint of the market data as identified in market analyses performed by Pay Governance LLC, the Committee’s compensation consultant. As compared to 2011, the Committee reduced Mr. Flynn’s 2012 target direct compensation by approximately 15% and adjusted the mix of the other NEOs’ direct compensation so that the variable component, at target, will constitute the majority of their direct compensation. Further, each of the other NEOs’ variable pay opportunity will be weighted toward long-term performance; specifically, one-third on annual incentive and two-thirds on long-term incentives (stock options and performance-based restricted stock).

Mr. Flynn’s employment agreement, dated as of November 16, 2009 (the “Flynn Employment Agreement”), which was entered into when Mr. Flynn joined Associated, expires on December 31, 2011 in accordance with its terms and will not be replaced. Mr. Flynn had been the only NEO with an employment agreement.

2012 Compensation

Effective January 1, 2012, the annual direct compensation at target for each of the NEOs, as identified in the 2011 Proxy Statement, will be as follows:

Executive	Salary	2012 Transition Cash Payment	Cash Incentive Plan	Stock Options (1)	Performance- Based Restricted Stock (1)
Philip B. Flynn, President and Chief Executive Officer	$1,250,000	$—	$625,000	$1,062,500	$1,062,500
Joseph B. Selner, Executive Vice President, Chief Financial Officer	$415,500	$70,000	$207,750	$207,750	$207,750
Mark J. McMullen, Vice Chairman of Associated Bank, National Association (2)	$388,900	$30,000	$—	$—	$—
Scott S. Hickey, Executive Vice President, Chief Credit Officer	$384,500	$60,000	$192,250	$192,250	$192,250

(1)	The number of stock options and shares of restricted stock will be determined based on the grant date fair market value determined on the grant date in January 2012.
(2)	Mr. McMullen’s 2012 compensation will not include participation in the cash incentive plan or awards of stock options or performance-based restricted stock because of his previously announced retirement.

Supplemental Executive Retirement Benefits

As part of the 2012 executive compensation structure, Associated amended and restated the Associated Banc-Corp Supplemental Executive Retirement Plan (the “Associated SERP”) and adopted the Supplemental Executive Retirement Plan for Philip B. Flynn (the “Flynn SERP”), each effective January 1, 2012. The Flynn SERP replaces the supplemental executive retirement benefit provided in the Flynn Employment Agreement. The Associated SERP was generally amended and restated to clarify how benefits are calculated, reduce compensation elements on which contributions are calculated, limit the eligible participants to the Executive Committee and add a standard claims procedure used in connection with benefit plans subject to ERISA. Compared to the Flynn Employment Agreement’s supplemental retirement benefits, the Flynn SERP modifies the benefit accrual formula and contains deferral and distribution provisions aligned with similar provisions in the Associated SERP. The Committee believes that supplemental retirement benefits serve as a component of a balanced competitive total compensation program.

Pursuant to the Flynn SERP, Mr. Flynn will receive during each year accruals to his SERP account in an amount equal to a percentage of his annual cash base salary and cash bonus less the amount of the IRS annual compensation limit. This percentage is initially set at 12.5%, provided that the Committee may decrease or increase this percentage at its discretion, subject to a maximum percentage of 20%. Accruals based on Mr. Flynn’s base salary will accrue on the last day of each payroll period and accruals based on any cash bonuses paid to Mr. Flynn will accrue on the date any such bonus is paid. All accruals in Mr. Flynn’s SERP account will be vested on the date of such accrual and will incur gains and losses based on investment preferences specified by Mr. Flynn among various notional investment options. Distributions from the Flynn SERP are generally made upon the earlier of his death or the time specified by Mr. Flynn (which time may vary depending on the year of credit).

The foregoing brief descriptions of the terms and conditions of the Associated SERP and the Flynn SERP do not purport to be complete and are qualified in their entirety by reference to the Associated SERP and the Flynn SERP, which are filed as Exhibit 99.1 and Exhibit 99.2, respectively, hereto and are incorporated herein by reference.

Stock Ownership Guidelines

The Committee increased the amount of Associated common stock holdings required under the previously established stock ownership guidelines for the NEOs, other members of the Executive Committee and other key executives identified by the Chief Executive Officer. In addition to the existing holding requirement of 50% of vested restricted stock granted since January 2007, net of applicable taxes, for a period of three years, the revised guidelines also require holdings calculated as a multiple of the executive’s annual salary – five times for Mr. Flynn and three times for other executives subject to the guidelines. The purpose of the guidelines is to ensure that Associated’s senior executives retain a portion of their common stock to help ensure that their business decisions continue to be made in the best interests of long-term shareholder value.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Associated Banc-Corp Supplemental Executive Retirement Plan

99.2	Associated Banc-Corp Supplemental Executive Retirement Plan for Philip B. Flynn

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp

Date: December 23, 2011	By:	/s/ Kristi A. Hayek
Kristi A. Hayek
Senior Vice President & Acting General Counsel